EXHIBIT 23.2



         MERDINGER, FRUCHTER, ROSEN & COMPANY, PC
         CERTIFIED PUBLIC ACCOUNTANTS  Letterhead


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


       We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 8, 2002 included in the annual report of Elution Technologies, Inc. (formerly Nostalgia Motorcars Inc.) on Form 10-KSB for the year ended December 31, 2001 and to the reference of our Firm as "Experts" in the Registration Statement.



            /s/ Merdinger, Fruchter, Rosen & Company, PC
            --------------------------------------------
            MERDINGER, FRUCHTER, ROSEN & COMPANY, PC
            Certified Public Accountants



New York, New York
October 10, 2002





















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